UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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The Gorman-Rupp Company

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
SOLICITATION AND REVOCATION OF PROXIES
OUTSTANDING SHARES AND VOTING RIGHTS
ELECTION OF DIRECTORS (Proposal No. 1)
CORPORATE GOVERNANCE Board of Directors and Board Committees
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Pension Benefits
Summary Compensation Table
Director Compensation
COMPENSATION COMMITTEE REPORT
BENEFICIAL OWNERSHIP OF SHARES
ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (Proposal No. 2)
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS (Proposal No. 3)
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal No. 4)
GENERAL INFORMATION
OTHER BUSINESS

THE GORMAN-RUPP COMPANY

Mansfield, Ohio

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of the Shareholders of The Gorman-Rupp Company will be held at the Company’s Corporate Headquarters, 600 South Airport Road, Mansfield, Ohio, on Thursday, April 28, 2011 at 10:00 a.m., Eastern Daylight Time, for the purpose of considering and acting upon four proposals to:

1.	Fix the number of Directors of the Company at eight and to elect eight Directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	Approve, on an advisory basis, the compensation of the Company’s named Executive Officers;

3.	Approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company’s named Executive Officers;

4.	Ratify the appointment of Ernst & Young LLP as independent registered public accountants for the Company during the year ending December 31, 2011; and

5.	Such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

Holders of Common Shares of record at the close of business on March 9, 2011 are the only Shareholders entitled to notice of and to vote at the Meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 28, 2011 — This Notice of Annual Meeting of Shareholders, Proxy Statement and the Company’s 2010 Annual Report to Shareholders are available at http://www.proxyvote.com. You will need to enter the 12-digit control number located on the proxy card.

Please promptly execute the enclosed proxy and return it in the enclosed envelope (which requires no postage if mailed in the United States), regardless of whether you plan to attend the Meeting.

By Order of the Board of Directors

David P. Emmens
Corporate Counsel and Secretary

 March 24, 2011

PROXY STATEMENT

March 24, 2011

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement is furnished to shareholders of The Gorman-Rupp Company in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of the Shareholders to be held at the Company’s Corporate Headquarters, 600 South Airport Road, Mansfield, Ohio, at 10:00 a.m., Eastern Daylight Time, on Thursday, April 28, 2011. Holders of Common Shares of record at the close of business on March 9, 2011 are the only shareholders entitled to notice of and to vote at the Meeting.

A shareholder, without affecting any vote previously taken, may revoke his proxy by the execution and delivery to the Company of a later proxy with respect to the same shares, or by giving notice to the Company in writing or in open meeting. The presence at the Meeting of the person appointing a proxy does not in and of itself revoke the appointment.

OUTSTANDING SHARES AND VOTING RIGHTS

As of March 9, 2011, the record date for the determination of persons entitled to vote at the Meeting, there were 16,788,535 Common Shares outstanding. Each Common Share is entitled to one vote.

The mailing address of the principal executive offices of the Company is 600 South Airport Road, Mansfield, Ohio 44903. This Proxy Statement and accompanying proxy are being mailed to shareholders on or about March 24, 2011.

If notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the Meeting, that such shareholder desires that the voting for the election of Directors be cumulative, and if announcement of the giving of such notice is made upon the convening of the Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he possesses at such election. Under cumulative voting, a shareholder controls voting power equal to the number of votes which he otherwise would have been entitled to cast multiplied by the number of Directors to be elected. All of such votes may be cast for a single nominee or may be distributed among any two or more nominees as he may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be divided evenly among the candidates nominated by the Board of Directors, except that if so voting should for any reason not be effective to elect all of the nominees named in this Proxy Statement, then such votes will be cast so as to maximize the number of the Board of Directors’ nominees elected to the Board.

ELECTION OF DIRECTORS

(Proposal No. 1)

All Directors will be elected to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Proxies received are intended to be voted in favor of fixing the number of Directors at eight and for the election of the nominees named below. Each of the nominees is presently a Director of the Company. Mr. Jeffrey S. Gorman is the son of Mr. James C. Gorman, and Mr. Christopher H. Lake is the son of Dr. Peter B. Lake.

In the event that any of the nominees should become unavailable, which the Board of Directors does not anticipate, proxies are intended to be voted in favor of fixing the number of Directors at a lesser number or for a substitute nominee or nominees designated by the Board of Directors, in the discretion of the persons appointed as proxy holders. The proxies may be voted cumulatively for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.

Director Qualifications

The nominees for Director are as follows:

James C. Gorman is Chairman of the Board and son of J.C. Gorman, co-founder of the Company. Mr. Gorman served as the Company’s President from 1964 until 1989, and as Chief Executive Officer from 1964 until 1996. Mr. Gorman also served on the Board of Directors of United Telephone Company of Ohio for 20 years and was Treasurer of a multi-million dollar international not-for-profit entity for 35 years. Mr. Gorman, age 86, has served as a Director of the Company since 1946.

Mr. Gorman was instrumental in the Company’s development and growth for more than 30 years as President and Chief Executive Officer and 11 years in sales, and therefore is highly knowledgeable about the pump industry and the Company’s products, customers and competitors.

Jeffrey S. Gorman is President and Chief Executive Officer of the Company. He was elected to these offices on May 1, 1998, after having served as Senior Vice President since 1996. He also served as General Manager of the Mansfield Division from 1989 through 2005 after service as Assistant General Manager from 1986 to 1988. Additionally, he held the office of Corporate Secretary from 1982 to 1990. Mr. Gorman is a member of the Board of Directors of Mechanics Savings Bank, Mansfield, Ohio and is Chairman of the Ohio Chamber of Commerce. Mr. Gorman, age 58, has served as a Director of the Company since 1989.

Mr. Gorman has been instrumental in continuing the Company’s development and growth for more than 30 years, especially with respect to its international growth. He also is highly knowledgeable about all significant aspects of the pump industry and the Company’s products, customers and competitors.

M. Ann Harlan is the recently retired Vice President and General Counsel of the J.M. Smucker Company (Smucker), a New York Stock Exchange (NYSE) publicly-traded food manufacturer. Ms. Harlan was a member of the Smucker executive management team responsible for setting and implementing corporate strategy and has broad experience with corporate governance issues and requirements of the NYSE, the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002. Ms. Harlan, age 51, has served as a Director of the Company since 2009.

Ms. Harlan has more than 12 years of experience as senior legal counsel at Smucker, which has significant family ownership and family senior management generally comparable to the ownership structure of the Company. She has extensive mergers and acquisition experience with Smucker and 15 years prior related experience with a major law firm. She also has broad experience with compensation and equity compensation plan development and administration.

Thomas E. Hoaglin is the retired Chief Executive Officer and Director of Huntington Bancshares, a publicly-traded financial institution. Mr. Hoaglin is a Director of American Electric Power Company, Inc. (NYSE), where he is the Chairman of the Directors and Corporate Governance Committee and also serves on the Human Resources (Compensation) Committee. Mr. Hoaglin, age 61, has served as a Director of the Company since 1993 and from 1986 to 1989.

Mr. Hoaglin qualifies as a financial expert for service as Chair of the Audit Committee. He has extensive major-corporation executive management experience and extensive board of directors’ experience in governance and executive compensation matters of publicly-held companies.

Christopher H. Lake is President and Chief Operating Officer of SRI Quality System Registrar, an international third party ISO registrar and certification audit firm, after having served as Vice President from July to December 2005. The firm has operations in Asia and the European Union. Mr. Lake served as President of Dean & Lake Consulting, Inc, a regional consulting group that focused on operations and product development from 2001 to 2005. Previously, Mr. Lake was Principal and Industry Executive for a Fortune 500 global consulting company. Mr. Lake, age 46, has served as a Director of the Company since 2000.

Mr. Lake has major corporate service and operations experience with large service, banking and telecommunications clients. He also has major experience providing information technology services to large domestic and international companies.

Dr. Peter B. Lake is Chairman and Chief Executive Officer and founder of SRI Quality System Registrar (SRI), an international third party ISO registrar and certification audit firm. He has been an officer of the company since its inception in 1991, serving as President through 2005. SRI is one of the top five U.S. owned and operated ISO registrars and an industry leader serving metals, processing and manufacturing companies worldwide. The firm has operations in Asia and the European Union.

Dr. Lake also founded an internationally recognized calibration and testing laboratory accreditation body. Dr. Lake, age 68, has served as a Director of the Company since 1975.

Dr. Lake spent his early career in the steel industry with Youngstown Sheet and Tube and National Steel holding a variety of management positions, including Director — R&D and Corporate Quality Manager, before founding SRI. He has a Ph.D. degree in Metallurgical Engineering and has international quality management systems experience. His financial experience and analytical expertise are applicable to benefits plan investment management.

Rick R. Taylor is President of Jay Industries, a Tier 1 automotive parts manufacturer. Jay Industries also is a Tier 2 parts manufacturer for several other industrial companies. In addition, Mr. Taylor is President of Longview Steel Corporation, a steel wholesaler. Mr. Taylor has been a Director of Park National Corporation, a NYSE publicly traded regional bank holding company, since 1995; he serves on the Investment Committee. Mr. Taylor, age 63, has served as a Director of the Company since 2003.

Mr. Taylor’s major company manufacturing experience spans 40 years. He has extensive international supply chain experience, and board of directors’ experience, including investment management.

W. Wayne Walston has been a partner in the Warsaw, Indiana office of Beers Mallers Backs & Salin, LLP (attorneys) since November, 2008. Prior to that, Mr. Walston was a partner in Miner Lemon & Walston, LLP from January 2007, and owner of the Walston Elder Law Office from July 2003 through December 2006. Mr. Walston previously was an officer of Sprint Corporation for 14 years as Legal and External Affairs officer; he also served as Secretary to the Board of Directors of five separate state operating entities. Mr. Walston, age 68, has served as a Director of the Company since 1999.

Mr. Walston has extensive experience with labor and employment relations, antitrust compliance, Securities and Exchange Commission compliance, state regulatory compliance for public utilities, legislative and regulatory advocacy, real estate contracts and transactions, corporate communications and corporate litigation. He also has extensive major publicly-held company board of directors’ experience, including corporate governance.

Additional Director Nominee Information

Involvement by Mr. Hoaglin in Certain Legal Proceedings — On June 2, 2005, Huntington Bancshares, Inc. (“Huntington”) announced that the Securities and Exchange Commission (“Commission”) approved the settlement of the Commission’s previously announced formal investigation into certain financial accounting matters relating to Huntington’s fiscal years 2002 and earlier and certain related disclosure matters. As a part of the settlement, the Commission instituted a cease and desist administrative proceeding and entered a cease and desist order, as well as filed a civil action in federal district court pursuant to which, without admitting or denying the allegations in the complaint, Huntington, its former chief financial officer, its former controller, and Mr. Hoaglin consented to pay civil money penalties. Huntington consented to pay a penalty of $7.5 million. Without admitting or denying the charges in the administrative proceeding, Huntington and the individuals each agreed to cease and desist from committing and/or causing the violations charged as well as any future violations of the Commission’s regulations. Additionally, Mr. Hoaglin agreed to pay disgorgement, pre-judgment interest, and penalties in the amount of $667,609. The former chief financial officer and the former controller each also agreed to pay amounts consisting of disgorgement, pre-judgment interest, and penalties and also consented to certain other non-monetary penalties.

CORPORATE GOVERNANCE

Board of Directors and Board Committees

The Company requires that a majority of its Directors must be “independent” as required by the listing standards of the NYSE Amex Exchange and the Securities and Exchange Commission (SEC) rules, or by other regulatory or legislative bodies as may be established. The Board, on an annual basis, makes a determination as to the independence of each Director in accordance with these prescribed rules or regulations. In general, “independent” means that a Director has no material relationship with the Company or any of its subsidiaries. The existence of a “material” relationship must be determined upon a review of all relevant facts and circumstances, and generally is a relationship that might reasonably be expected to compromise the Director’s ability to maintain his or her independence from management.

Based on its review, the Board of Directors affirmatively determined, after considering all relevant facts and circumstances, that no Non-Employee Director has a material relationship with the Company and that all Non-Employee Directors meet the independence standards of the Company’s Corporate Governance Guidelines as well as the independence standards of the current NYSE Amex Exchange and SEC corporate governance requirements for listed companies.

During 2010, a total of five regularly scheduled meetings of the Board of Directors (at least one each quarter), two special meetings of the Board of Directors, and a total of 20 meetings of all standing Directors’ Committees were held. All Directors attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and of the total number of meetings held by the respective committees on which they served. In 2010, the “independent” Directors met at four of the five regularly scheduled meetings of the Board of Directors in executive session without the presence of the non-independent Directors and any members of the Company’s management.

The Board of Directors has four separately designated standing committees: (1) Audit Committee, whose present members are Thomas E. Hoaglin (Chair and “independent audit committee financial expert”), Dr. Peter B. Lake and W. Wayne Walston; (2) Compensation Committee, whose present members are W. Wayne Walston (Chair), M. Ann Harlan and Christopher H. Lake; (3) Pension Committee, whose present members are Dr. Peter B. Lake (Chair), Rick R. Taylor and W. Wayne Walston; and (4) Governance and Nominating Committee, which succeeds the previous Nominating Committee, whose present members are M. Ann Harlan (Co-Chair), Christopher H. Lake (Co-Chair), and Rick R. Taylor. All members of each Committee are independent Directors. Each committee is governed by a written charter adopted by the Board of Directors detailing its authority and responsibilities. These charters are reviewed and updated periodically as legislative and regulatory developments and business circumstances warrant. The Board Committees’ charters are available in their entirety on the Company’s website at http://www.gormanrupp.com.

Audit Committee

The Audit Committee held six meetings in 2010. Its principal functions include reviewing the arrangement and scope of the audit of the Company’s consolidated financial statements, considering comments made by the independent registered public accountants with respect to internal controls and financial reporting, considering related actions taken by management, reviewing internal accounting systems, procedures and controls with the Company’s internal auditor and financial staff, reviewing non-audit services provided by the independent registered public accountants, and organizational oversight of the Company’s enterprise risk management plan.

Compensation Committee

The Compensation Committee held eight meetings during 2010. Its principal functions are, subject to approval by the Board of Directors, to evaluate, develop and monitor compensation policies and programs for the Company’s officers and Directors, and to recommend the salaries and profit sharing for the officers. A more comprehensive description of the Compensation Committee’s functions is set forth under the caption “Compensation Discussion and Analysis”.

Pension Committee

The Pension Committee held four meetings in 2010. Its principal functions are to monitor the investment of the assets associated with the Company’s defined benefit pension plan and 401(k) defined contribution plan and to assist in evaluating recommended changes in such investments.

Governance and Nominating Committee

To emphasize expanding corporate governance considerations in recent years, the Board of Directors recommended and approved the change of name of the previous Nominating Committee to Governance and Nominating Committee during 2010. The Governance and Nominating Committee held two meetings during 2010. Its principal functions involve the identification, evaluation and recommendation of individuals for nomination as members of the Board of Directors, succession planning for the Company’s Chief Executive Officer and other Executive Officers, succession planning for other corporate officers and key operating executives, and periodic review of the Board Committees’ charters and Corporate Governance Guidelines for compliance with evolving regulations and Board-desired corporate goals.

The Governance and Nominating Committee charter incorporates the Company’s policies and procedures by which to consider recommendations from shareholders for Director nominees. Any shareholder wishing to propose a candidate should deliver a typewritten or legible hand-written communication to the Company’s Corporate Secretary. The submission should provide detailed business and personal biographical data about the candidate, and include a brief analysis explaining why the individual is well-qualified to become a Director nominee. All recommendations will be acknowledged by the Corporate Secretary and promptly referred to the Governance and Nominating Committee for evaluation.

The Governance and Nominating Committee does not believe that any particular set of skills, qualities or diversities is most appropriate for a Director candidate. All Director candidates, including any recommended by shareholders, are first evaluated based upon their (i) integrity, strength of character, practical wisdom and mature judgment; (ii) business and financial expertise and experience; (iii) intellect to comprehend the issues confronting the Company; and (iv) availability of adequate time to devote to the affairs of the Company and attend Board and Committee meetings. The Governance and Nominating Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. New Director candidates are subject to a background check performed by the Committee. In addition, the candidate will be personally interviewed by one or more Committee members before he or she is nominated for election to the Board of Directors. In considering candidates for the Board, the Governance and Nominating Committee considers the entirety of each candidate’s credentials in the context of their skills, qualities or diversities. With respect to the nomination of continuing Directors for re-election, the individual’s historical contributions to the Board are also considered.

Risk Oversight

The Board of Directors believes that control and management of risk are primary responsibilities of senior management of the Company. As a general matter, the entire Board of Directors is responsible for oversight of this important senior management function. The Audit Committee is responsible to the Board for the organizational oversight of the Company’s comprehensive enterprise risk management plan. Additional oversight of some risks is performed by specific Board committees, e.g., financial reporting risks are overseen by the Audit Committee, benefit plan investment risks are overseen by the

Pension Committee, personnel selection, evaluation, retention and compensation risks are overseen by the Compensation Committee, and Chief Executive Officer, Executive Officer, other corporate officer, key operating executive and Director succession planning risks are overseen by the Governance and Nominating Committee; the results of their oversight are reported to the entire Board of Directors.

Company Leadership Organization

Upon election of Mr. J.S. Gorman as Chief Executive Officer of the Company May 1, 1998, the Company separated the offices of Board Chairman and Chief Executive Officer because it believed this division more clearly delineated their respective responsibilities. This currently provides for the Chairman to focus on Board of Director responsibilities and for the Chief Executive Officer to focus on the Company’s executive, administrative and operating responsibilities. Given their respective service years with the Company, the Company believes this structure is most appropriate currently for conducting its business and its responsibilities to its employees, customers and suppliers, to its shareholders and Directors, and to its community and regulatory agencies.

AUDIT COMMITTEE REPORT

The Audit Committee has submitted the following report to the Board of Directors:

(i)	The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010 and the assessment of the Company’s internal control over financial reporting with the Company’s management and the Company’s independent registered public accountants;

(ii)	The Audit Committee has discussed with the Company’s independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

(iii)	The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accountants required by the Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence), and has discussed the issue of independence, including the provision of non-audit services to the Company, with the independent registered public accountants;

(iv)	With respect to the provision of non-audit services to the Company, the Audit Committee has obtained a written statement from the Company’s independent registered public accountants that they have not rendered any non-audit services prohibited by the Securities and Exchange Commission rules relating to auditor independence, and that the delivery of any permitted non-audit services has not and will not impair their independence;

(v)	Based upon the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, to be filed with the Securities and Exchange Commission; and

(vi)	In general, the Audit Committee has fulfilled its commitments in accordance with its Charter.

Members of the Audit Committee are also “independent” in accordance with the additional listing standards of the NYSE Amex Exchange, and the Chairman is an “independent audit committee financial expert” in accordance with Securities and Exchange Commission rules.

The foregoing report has been furnished by members of the Audit Committee.

/s/ Thomas E. Hoaglin	/s/ Peter B. Lake	/s/ W. Wayne Walston
Thomas E. Hoaglin, Chair	Dr. Peter B. Lake	W. Wayne Walston

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee (the “Committee”) of the Board of Directors is authorized (i) to review and evaluate the compensation policies and programs for the Company’s Chief Executive Officer and its other officers (collectively, the “Officers”); (ii) to review, at least annually, the Chief Executive Officer’s progress assessments of the other Officers and to evaluate the Chief Executive Officer’s progress assessment; and (iii) to review and recommend the annual salaries and profit sharing determinations for the Officers to the Board of Directors.

Three independent Directors comprise the Committee. Their responsibilities are carried out pursuant to authority delegated by the Board of Directors and in accordance with the federal securities laws and other applicable laws and regulations.

Philosophy and Objectives

Under the Committee’s supervision, the Company has formulated a compensation philosophy that assures the provision of fair, competitive and performance-based compensation to the Officers. The philosophy reflects the belief that compensation of the Officers should be aligned with the Company’s historical compensation, its culture, and its profitability.

The implementation of the Company’s philosophy seeks (i) to attract and retain a group of talented individuals with the education, experience, skill sets and professional presence deemed best suited for the respective Officer positions; and (ii) to continually motivate those individuals to help the Company achieve its strategic goals and enhance profitability by offering them incentive compensation in the form of profit sharing, in addition to their salaries, driven by their individual progress assessments and the Company’s results of operations.

Periodic Reviews

In devising and maintaining the Company’s Officer compensation program, the Committee from time to time reviews generally available published data relevant to the compensation of officers in competitor companies that manufacture pumps and related fluid control equipment. The Committee also regularly consults with executive management and periodically with outside accounting and legal advisors as appropriate in arriving at compensation recommendations, subject to approval by the Board of Directors.

To provide additional perspective on its internal review and feedback from other outside advisors, in 2007, following its review of the qualifications of several compensation consultants, the Committee engaged the services of Watson Wyatt Worldwide, now known as Towers Watson, an independent compensation consulting company, for a formal benchmarking review. This original review was followed by a subsequent benchmarking review in 2010 by Towers Watson (“Watson”).

The Committee’s initial review objectives were to establish an appropriate peer group for evaluating Officer compensation generally; complete a competitive assessment of pay levels for the Chief Executive Officer and Chief Financial Officer; and develop the structure of the compensation for the Chief Executive Officer and Chief Financial Officer positions including annual incentive opportunities and long-term incentive arrangements, if any. During 2010, the Committee expanded its review to include the compensation of other corporate officer positions and the compensation for the Company’s Non-Employee Directors.

The Committee, working with Watson, obtained public data from a peer group of publicly-traded industrial manufacturing companies identified as applicable benchmark companies for comparative compensation analysis, ranked for relevance to the Company based on the following criteria:

1.	Industry/product type — fluid control related companies with the same, or similar SIC codes.

2.	Organization size — companies comparable in size based on revenue.

3.	Location — primarily companies headquartered in the Midwest and outside of major metropolitan areas.

The Committee received a draft report from Watson and made several observations and recommendations regarding the selected peer group data. Watson then completed their report for their 2010 review and the Committee reviewed the compensation details of each of the peer group companies for their respective officer and Board Non-Employee Director positions. The Committee subsequently made and reported its recommendations for near-term and long-term adjustments for compensation of each of the Company’s officer positions to the Board. The Committee also determined that Non-Employee Director compensation would not be changed during 2010.

Annual Reviews

Prior to the Company’s Annual Meeting of Shareholders, the Committee reviews with the Chief Executive Officer the recommended annual base salary for each of the Officers (other than the Chief Executive Officer). The Committee independently reviews the base salary for the Chief Executive Officer and develops a recommendation therefor. These salary reviews include consideration of updated compensation advisor data and other relevant information in arriving at the Committee’s recommendations. The Committee then reports the results of its compensation reviews and recommendations to the Board of Directors.

Following the end of each year and the conclusion of the Company’s audited financial statements results, management calculates the total amount of profit sharing available for awarding to the Officers based on the Company’s achieved operating income and the award percentage determined at the beginning of the year. The Chief Executive Officer then determines a recommended allocation of the available profit sharing award pool among the Officers based on the respective Officer’s prior profit sharing award history and their current year progress assessment.

The Committee reviews with the Chief Executive Officer the recommended profit sharing award for each of the Officers (other than the Chief Executive Officer). The Committee independently reviews the profit sharing award for the Chief Executive Officer and develops a recommendation therefor. These profit sharing reviews include consideration of the Chief Executive Officer’s progress assessments of the other Officers, and the Committee’s independent progress assessment of the Chief Executive Officer. The Committee then reports the results of its profit sharing reviews and recommendations to the Board of Directors.

Elements of Compensation

The Company’s Officer compensation program is designed to reward leadership, initiative, teamwork and top-quality performances among the Officers. The program consists of three elements: base salary; profit sharing; and a component of modest miscellaneous benefits. Incentive stock or option awards and non-equity incentive plan compensation have never been a part of the Company’s Officer compensation program. In addition, the Company has not entered into employment contracts with any of the Officers.

Although not an element of Officer compensation, ownership of the Company’s Common Shares by the Officers has continually been considered a worthy goal within the Company. The Company has paid increased dividends on its Common Shares for 38 consecutive years and paid such quarterly dividends regularly for over 60 years. Toward that end, the Company sponsors purchase opportunities, including a partial Company match, aimed at encouraging the Officers, and substantially all other employees, to voluntarily invest in the Common Shares.

Base Salary and Profit Sharing — Base salaries are premised upon the relative responsibilities of the given Officers and industry surveys and related data. Initial salaries generally are set below competitive levels paid to comparable officers at other entities engaged in the same or similar businesses as the Company. Upon hire, actual salaries are adjusted based on performance judgments of each person’s qualifications, prior accomplishments and expected future contributions in his or her Officer role.

The Company intentionally relies to a large degree on incentive compensation in the form of profit sharing to attract and retain the Officers. This profit sharing provides motivation for them to perform to the full extent of their individual abilities and as a team to build Company profitability and shareholder value on a continuing, long-term basis.

Other Compensation — The Officers receive a variety of modest miscellaneous benefits, the value of which is represented for the named Executive Officers under the caption “All Other Compensation” in the Summary Compensation Table. These benefits include taxable life insurance, and Company contributions to the Christmas Savings Plan, the 401(k) Plan and the Employee Stock Purchase Plan.

Stock Ownership — The Company has long encouraged the Officers to voluntarily invest in the Company’s Common Shares. As a consequence, the Company makes the purchase of its Common Shares convenient, in some cases with Company cash contributions, and in all cases without brokers’ fees or commissions, under an Employee Stock Purchase Plan, a 401(k) Plan and a Dividend Reinvestment Plan. Although these plans do not constitute elements of Officer compensation, all of the current Officers are shareholders and participate in one or more of the foregoing plans.

Pension Benefits

The pension plan in which three of the Company’s Executive Officers participate is a defined benefit plan covering substantially all U.S. employees of the Company for which new entry terminated as of December 31, 2007. Effective January 1, 2008 a new and enhanced 401(k) Plan was adopted for new employees hired thereafter.

The pension plan offers participants the option to choose between monthly benefits or a single sum payment. The monthly pension benefits are equal to the product of 1.1% of final average monthly earnings (based on compensation during the final ten years of service) and the number of years of credited service. A single sum amount is equal to the present value of the final monthly pension benefit multiplied by a single premium immediate annuity rate as defined by the plan. Historically, nearly all participants in the plan elect the single sum amount at retirement. The single sum payment option is used for financial reporting purposes for the fiscal year ended December 31, 2010, computed as the plan measurement date of December 31, 2010. Actuarial assumptions used by the Company in determining the present value of the accumulated benefit amount consist of a 5% interest rate, a 5% discount rate and The IRS 2008+ Applicable Mortality Table. Base compensation in excess of $225,000 is not taken into account under the plan. Vesting occurs after five years of credited service.

Pension Benefits Table

The table below summarizes the number of years of credited service and the present value of accumulated pension benefit for each of the named Executive Officers of the Company at December 31, 2010.

				Present Value
			Number of	of	Payments
			Years Credited	Accumulated	During Last
Name and Principal Position	Plan Name	Year	Service(1)	Benefit(2)	Fiscal Year

Jeffrey S. Gorman	The Gorman-Rupp Company	2010	32	$689,982	$0
President and Chief	Retirement Plan	2009	31	612,785	0
Executive Officer		2008	30	505,009	0
Wayne L. Knabel(3)	The Gorman-Rupp Company	2010	0	0	0
Chief Financial Officer and	Retirement Plan	2009	0	0	0
Treasurer
David P. Emmens	The Gorman-Rupp Company	2010	13	152,694	0
Corporate Counsel	Retirement Plan	2009	12	124,109	0
and Secretary		2008	11	99,518	0
James C.Gorman	The Gorman-Rupp Company	2010	61	343,115	73,224
Chairman	Retirement Plan	2009	60	363,733	73,224
		2008	59	385,010	73,224

(1)	The credited years of service are determined as of a measurement date of December 31, 2010.

(2)	The amount represents the actuarial present value of accumulated benefit based on a single sum payment computed as of the plan measurement date of December 31, 2010. The retirement age is assumed to be the normal retirement age of 65 as defined in the plan.

(3)	Mr. Knabel was hired March 31, 2008, subsequent to the closing of the defined benefit pension plan to new participants effective December 31, 2007. The plan was replaced for new employees by an enhanced 401(k) plan established to replace the Company’s defined benefit plan for substantially all U.S. employees thereafter (see Note (6) to the Summary Compensation table).

Summary Compensation Table

The table below contains information pertaining to the annual compensation of the Company’s principal executive officer, its principal financial officer, and its other executive officers.

							Change in
						Non-	Pension
						Equity	Value and
						Incentive	Nonqualified
				Stock	Option	Plan	Deferred	All Other
Name and			Bonus	Awards	Awards	Compensation	Compensation	Compensation
Principal Position	Year	Salary	(1)	(2)	(2)	(2)	Earnings(3)	(4)	Total

Jeffrey S. Gorman(5)	2010	$285,417	$174,000	$0	$0	$0	$77,197	$7,361	$543,975
President and Chief	2009	252,053	135,000	0	0	0	107,776	7,430	502,259
Executive Officer	2008	252,000	175,000	0	0	0	56,794	2,815	486,609
Wayne L Knabel(6)(7)	2010	188,333	117,000	0	0	0	0	34,008	339,341
Chief Financial Officer	2009	170,153	85,000	0	0	0	0	17,495	272,648
and Treasurer
David P. Emmens(7)	2010	116,250	58,000	0	0	0	28,585	6,772	209,607
Corporate Counsel	2009	104,981	45,000	0	0	0	24,591	6,063	180,635
and Secretary	2008	105,000	52,000	0	0	0	19,487	5,873	182,360
James C. Gorman(8)	2010	100,000	15,000	0	0	0	(20,619)	4,786	99,167
Chairman	2009	92,538	12,000	0	0	0	(21,277)	4,742	88,003
	2008	100,000	15,000	0	0	0	(29,121)	4,709	90,588

(1)	The Company only provides additional profit sharing compensation as potential incentive compensation to substantially all its employees.

(2)	The Company has never offered incentive stock or option awards or non-equity incentive plan compensation as a part of the Company’s compensation programs.

(3)	The amounts reflect the non-cash change in pension value recognized for financial statement reporting purposes for the fiscal year ended December 31, 2010, in accordance with SEC Release Nos. 33-8732A; 34-54302A. In computing the change in pension value, the Company applies the assumptions used for financial reporting purposes and a measurement date of December 31 for benefit plan determinations. The change in pension value is the aggregate increase in the actuarial present value of the Executive Officer’s accumulated benefit measured from the plan measurement date in 2009 to the measurement date in 2010. The Company does not offer nonqualified deferred compensation earnings to any of its employees.

(4)	Amounts include taxable life insurance, and Company contributions to the Company’s 401(k) Plan, Employee Stock Purchase Plan and Christmas Savings Plan.

(5)	Mr. J.S. Gorman’s annual salary was increased to $300,000 by the Board of Directors in July 2010. His salary was last adjusted in May 2008 and in 2009 he took a voluntary pay reduction of 15% of his salary for over one-half of the year totaling $22,947. Average pay reductions of other personnel during this period were 8%. His non-cash “Change in Pension Value and Nonqualified Deferred Compensation Earnings” increased each year due to replacement of earlier lower compensated years with his most recent salary.

(6)	Mr. Knabel was elected Chief Financial Officer and Treasurer effective May 1, 2009. Previously he was Vice President Finance following his hire March 31, 2008. His “All Other Compensation” includes $13,900 and $12,587 for calendar years 2010 and 2009, respectively, for the Company’s contributions to his account in the enhanced 401(k) plan established to replace the defined benefit plan for substantially all U.S. employees hired after December 31, 2007. Also in 2010, this amount includes $15,000 of relocation reimbursement.

(7)	Mr. Knabel and Mr. Emmens took voluntary pay reductions averaging 8% of their salaries for about one-half of 2009.

(8)	Mr. J.C. Gorman’s annual salary is $100,000 which has not increased since 1998. He took a voluntary pay reduction of 15% of his salary for about one-half of 2009 totaling $7,462. Average pay reductions of other personnel during this period were 8%.

Director Compensation

Non-Employee Directors are compensated by the Company for their services as Directors. As described in the Compensation Discussion and Analysis section above, the Compensation Committee is charged with oversight and periodic review of such compensation for comparative evaluation with comparable companies and for recommending any changes to the entire Board of Directors.

Directors who are employees of the Company (Messrs. J. C. Gorman and J. S. Gorman) do not receive any compensation for service as Directors.

Director Compensation Table

The table below summarizes the total compensation paid for service of each of the named Non-Employee Directors of the Company for the calendar year ended December 31, 2010.

					Change in
					Pension Value
					and
					Nonqualified
	Fees			Non-Equity	Deferred
	Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in	Awards	Awards	Compensation	Earnings	Compensation
Name	Cash(1)	(2)	($)	($)	($)	($)	Total

M. Ann Harlan	$15,775	$12,400	$0	$0	$0	$0	$28,175
Thomas E. Hoaglin	15,850	12,400	0	0	0	0	28,250
Christopher H. Lake	15,775	12,400	0	0	0	0	28,175
Peter B. Lake, Ph.D.	17,275	12,400	0	0	0	0	29,675
Rick R. Taylor	15,275	12,400	0	0	0	0	27,675
W. Wayne Walston	19,200	12,400	0	0	0	0	31,600

(1)	Each Non-Employee Director receives a fee for each of the Board of Directors meetings attended. Fees were $2,750 for each meeting attended during 2010. Directors serving as members of Board Committees receive an additional fee of $500 for each Committee meeting attended that is held in conjunction with a meeting of the Board of Directors. Each Committee Chairman also receives a retainer fee of $1,000 per year. In support of the Company’s management and employees, substantially all of whom underwent compensation reductions for more than six months during 2009, the Non-Employee Directors, upon recommendation of the Compensation Committee, voted unanimously on October 22, 2009 to reduce all components of Director fees by 15%. This reduction remained in effect through April 22, 2010.

(2)	Effective May 22, 1997, the Board of Directors adopted a Non-Employee Directors’ Compensation Plan. Under the Plan, as additional compensation for regular services to be performed as a Director, an automatic award of 500 Common Shares (from the Company’s treasury) will be made on each July 1 to each Non-Employee Director then serving on the Board. (On July 27, 2006, the Board of Directors adopted a resolution extending the Non-Employee Directors’ Compensation Plan for an additional term until the earlier of (i) May 21, 2017, (ii) at such time as all of the Company’s Common Shares authorized for award under the Plan and registered under Form S-8 Registration Statement No. 333-30159 shall have been awarded and issued, (iii) at such time as the Company deregisters any Common Shares not issued under the foregoing Registration Statement, or (iv) at such time as the Plan is terminated by action of the Board of Directors.) The award of 500 Common Shares made on July 1, 2010 had a market value of $12,400.

Members of the Board of Directors are encouraged to attend the Company’s Annual Meeting of Shareholders. All Directors were in attendance at the Annual Meeting in 2010.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has submitted the following report to the Board of Directors:

(i)	The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management; and

(ii)	Based on the review and discussions referred to in the preceding paragraph, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement in connection with the 2011 Annual Meeting of the Company’s Shareholders.

The foregoing report has been furnished by members of the Compensation Committee.

/s/ M. Ann Harlan M. Ann Harlan	/s/ Christopher H. Lake Christopher H. Lake	/s/ W. Wayne Walston W. Wayne Walston, Chair

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth information pertaining to the beneficial ownership of the Company’s Common Shares as of February 1, 2011, except as otherwise noted, by (i) each person nominated for election as a Director, (ii) each Officer named in the summary compensation table, (iii) nominees for Director and Executive Officers of the Company as a group, and (iv) any person who is known to the Company to be a beneficial owner of more than five percent of the outstanding shares of Common Stock.

			Percent of
	Amount and Nature of		Outstanding
Name and Address	Beneficial Ownership(1)		Shares

Independent Director Nominees:
M. Ann Harlan	1,150		*
Thomas E. Hoaglin	15,893	(2)	*
Christopher H. Lake	38,046	(3)	*
Dr. Peter B. Lake	22,676	(4)	*
Rick R. Taylor	6,616		*
W. Wayne Walston	11,223	(5)	*
Named Executive Officers:
James C. Gorman(6)	1,299,949	(7)	7.74%
Jeffrey S. Gorman(6)	894,800	(8)	5.33%
David P. Emmens	8,754		*
Wayne L. Knabel	3,095		*
All Directors and Executive Officers as a group (10 persons):	2,302,202	(9)	13.71%
Other Principal Beneficial Owners:
Pioneer Investment Management, Inc.(10)(12)	1,056,596		6.3%
60 State Street
Boston, MA 02109
Invesco PowerShares Capital Management(11)(12)	1,047,687		6.2%
1555 Peachtree Street NE
Atlanta, GA 30309

*	Represents less than 1% of the outstanding shares.

(1)	Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or investment power in respect of such security. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with the Commission’s reporting requirements. Voting power or investment power with respect to shares reflected in the table is not shared with others except as otherwise indicated.

(2)	Includes 4,393 shares as to which Mr. Hoaglin shares voting and investment power.

(3)	Includes 29,981 shares owned by Mr. Lake’s minor children as to which Mr. Lake considers that he shares the voting and investment power with respect thereto, but otherwise disclaims any beneficial interest therein.

(4)	Includes 3,807 shares owned by Mrs. Lake as to which Dr. Lake shares voting and investment power.

(5)	The amount shown in the table excludes 987 shares held in a trust of which Mr. and Mrs. Walston are co-trustees. Mr. Walston disclaims beneficial ownership of all of the shares referred to in this note (5).

(6)	The address of these individuals is The Gorman-Rupp Company, 600 South Airport Road, Mansfield, Ohio 44903.

(7)	Includes 565,613 shares owned by Mr. Gorman’s wife and 106,390 shares held in a trust of which Mr. Gorman is a co-trustee. Mr. Gorman has a beneficial interest in 106,390 of the shares held in the trust, considers that he shares the voting and investment power with respect to all of the foregoing shares, but otherwise disclaims any beneficial interest therein. The amount shown in the table excludes 1,783,596 shares beneficially owned by members of Mr. Gorman’s immediate family and 450,956 shares held in trusts of which he and members of his family have beneficial interests. (106,390 of the shares held in trust are the same shares described above.) Mr. Gorman disclaims beneficial ownership of all of the shares referred to in this note (7).

(8)	Includes 75,668 shares owned by Mr. Gorman’s wife and 234,586 shares owned by his adult children. Mr. Gorman considers that he shares the voting and investment power with respect to all of the foregoing shares, but otherwise disclaims any beneficial interest therein. The amount shown in the table excludes 74,766 shares held in a trust in which Mr. Gorman has a beneficial interest. Mr. Gorman disclaims beneficial ownership of all of the shares referred to in this note (8).

(9)	Includes 1,043,515 shares as to which voting and investment power are shared.

(10)	Pioneer Investment Management, Inc., an investment advisory business, is an indirect subsidiary of UniCredit S.p.A.

(11)	Invesco PowerShares Capital Management LLC is a subsidiary of Invesco Ltd.

(12)	Information pertaining to the beneficial ownership of the Company’s Common Shares is as of December 31, 2010.

ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS

(Proposal No. 2)

This newly required proposal is for a non-binding, advisory vote to approve the compensation of the Company’s named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named Executive Officers and the compensation philosophy, policies and practices as described in the Executive Compensation — Compensation Discussion and Analysis narrative discussion and Summary Compensation Table of this proxy statement. As detailed therein, the directors are focused on compensating the Executive Officers fairly and in a manner that promotes the Company’s compensation philosophy that compensation of the Executive Officers should be aligned with the Company’s historical compensation, its culture, and its profitability for the continued achievement of long-term shareholder value. Accordingly, the Company is asking shareholders to vote “FOR” the adoption of the following resolution:

“RESOLVED, that the shareholders of The Gorman-Rupp Company approve, on an advisory basis, the compensation of the Company’s named Executive Officers, as disclosed in the Executive Compensation -Compensation Discussion and Analysis narrative discussion and Summary Compensation Table of this 2011 Proxy Statement.”

While not binding on the Company, the Board of Directors or the Compensation Committee, the failure of the shareholders to approve the compensation of the Company’s named Executive Officers would be considered by the Board and Compensation Committee when making future compensation decisions for the Company’s named Executive Officers.

The Directors recommend a vote FOR Proposal No. 2 to approve the advisory resolution on the compensation of the Company’s named Executive Officers.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

(Proposal No. 3)

This newly required proposal is for a non-binding, advisory vote on the frequency with which the Company will seek the non-binding advisory vote to approve the compensation of the named Executive Officers, similar and related to Proposal No. 2 above. The shareholders may vote for this advisory vote on executive compensation to be held in the future (i) every year, (ii) every two years, or (iii) every three years. Shareholders may also abstain from voting on this proposal. The Company is required to hold this advisory vote at least once every six years.

The Company and the Board of Directors have determined that the newly-required advisory vote on executive compensation that occurs annually is the most appropriate alternative for The Gorman-Rupp Company and therefore recommends a vote for an annual advisory vote. Although the Company’s executive compensation practices have changed very little from year to year, the Board believes it is valuable for the Company’s shareholders to have an opportunity to express their opinion on a regular basis and for the Board to receive feedback.

While not binding on the Company, the Board of Directors or the Compensation Committee, the outcome of this vote will be considered by the Board and Compensation Committee when making future decisions on the frequency with which to hold an advisory vote on executive compensation.

The Directors recommend a vote FOR Proposal No. 3 to conduct future advisory votes on compensation of the named Executive Officers every year.

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No. 4)

This proposal is for a vote to ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accountants for the Company during the year ending December 31, 2011. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

The Company paid Ernst & Young LLP the following fees in connection with the Company’s fiscal years ending December 31, 2010 and 2009:

Audit Fees — $727,500 (2010); $686,500 (2009). Audit fees consist of the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and the reviews of the Company’s interim financial statements included in its quarterly reports on Form 10-Q, or services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. The fees paid in 2009 and 2010 also cover services performed in connection with the Sarbanes-Oxley Section 404 attestation and other Sarbanes-Oxley requirements.

Audit-Related Fees — $47,000 (2010); $47,000 (2009). Audit-related fees consist of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the caption “Audit Fees.” The audit-related fees were paid for the following services: benefit plan audits.

Tax Fees — $30,500 (2010); $36,700 (2009). Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. The tax fees were paid for the following services: federal and international tax planning and advice; federal, state, local and international tax compliance; state and local tax consulting; form 5500 compliance issues; Canadian compliance issues; and other tax advice and assistance regarding statutory and regulatory matters.

All Other Fees — $0 (2010); $0 (2009). The “all other fees” category consists of the aggregate fees billed for products and services provided, other than the services reported in the foregoing three paragraphs.

Under its Charter, the Audit Committee is directly responsible for the oversight of the work of Ernst & Young LLP and has the sole authority to (i) appoint, retain and terminate Ernst & Young LLP, (ii) pre-approve all audit engagement fees, terms and services, and (iii) pre-approve scope and fees for any non-audit engagements with Ernst & Young LLP. The Committee exercises this authority in a manner consistent with applicable law and the rules of the Securities and Exchange Commission and the NYSE Amex Exchange, and Ernst & Young LLP reports directly to the Committee. In addition, the Committee has determined to delegate its authority to grant any pre-approvals to its Chairman, subject to the report of any such pre-approvals to the Committee at its next scheduled meeting. With respect to certain of the services categorized above, the following percentage of services were rendered by Ernst & Young LLP in accordance with the annual de minimus exception to the pre-approval requirement: Audit-Related Fees — 0%; Tax Fees — 0%; All Other Fees — 0%.

Ratification by the shareholders of the appointment of Ernst & Young LLP is not required by law. However, the Board of Directors believes that shareholders should be given this opportunity to express their views on the subject. While not binding on the Audit Committee, the failure of the shareholders to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants would be considered by the Audit Committee in determining whether to continue the engagement of Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee may, in its discretion, select a different firm of independent registered public accountants for the Company at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Directors recommend a vote FOR Proposal No. 4 to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants.

GENERAL INFORMATION

The Company’s 2010 Annual Report to Shareholders, including financial statements, is being mailed concurrently with this Proxy Statement to all shareholders of the Company.

The cost of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone, telecopy or other means of communication by employees of the Company. No separate compensation will be paid for the solicitation of proxies, although the Company may reimburse brokers and other persons holding Common Shares in their names or in the names of nominees for their expenses in sending proxy material to the beneficial owners of such Common Shares.

Any proposal by a shareholder intended to be presented at the 2012 Annual Meeting of Shareholders must be received by the Company for inclusion in the proxy statement and form of proxy ballot of the Company relating to such Meeting on or before November 27, 2011. If a shareholder proposal is received after February 17, 2012, it will be considered untimely and the proxy holders may use their discretionary voting authority if and when the proposal is raised at such Annual Meeting, without any discussion of the matter in the proxy statement. The Board of Directors’ proxy for the 2012 Annual Meeting of Shareholders will grant discretionary voting authority to the proxy holders with respect to any such proposal received after February 17, 2012.

Any shareholder wishing to communicate with the Board of Directors may send a written statement or inquiry to the Company’s Corporate Secretary. All writings will be acknowledged by the Corporate Secretary and presented for consideration and response at the next scheduled Board meeting.

OTHER BUSINESS

Financial and other reports will be submitted to the Meeting, but it is not intended that any action will be taken in respect thereof. The Company did not receive notice by February 21, 2011 of, and the Board of Directors is not aware of, any matters other than those referred to in this Proxy Statement which might be brought before the Meeting for action. Therefore, if any such other matters should arise, it is intended that the persons appointed as proxy holders will vote or act thereon in accordance with their own judgment.

You are urged to date, sign and return your proxy promptly. For your convenience, enclosed is a self-addressed return envelope requiring no postage if mailed in the United States.

By Order of the Board of Directors

David P. Emmens
Corporate Counsel and Secretary

March 24, 2011

THE GORMAN - RUPP COMPANY
600 SOUTH AIRPORT ROAD
MANSFIELD,OH 44903
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends fixing the number of Directors at 8 and you vote FOR ALL 8 Nominees:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	☐	☐	☐
1.	Election of Directors

	Nominees

01	James C. Gorman	02	Jeffrey S. Gorman	03	M. Ann Harlan	04	Thomas E. Hoaglin	05	Christopher H. Lake
06	Dr. Peter B. Lake	07	Rick R. Taylor	08	W. Wayne Walston

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

2.	Approve, on an advisory basis, the compensation of the Company's named Executive Officers.		☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:		1 year	2 years	3 years	Abstain

3.	Approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company's named Executive Officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:			For	Against	Abstain

4.	Ratification of the appointment of Ernst & Young LLP as Independent Registered Public Accountants for the Company during the year ending December 31, 2011.		☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) above. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such; and if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NOTE: If you access the proxy materials at www.proxyvote.com. you will need to enter the 12-digit control number located on the reverse side of this proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

Annual Meeting of Shareholders
This proxy is solicited on behalf of the Board of Directors
The signed shareholder(s) hereby appoint(s) James C. Gorman, Jeffrey S. Gorman and David P. Emmens as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote all of The Gorman-Rupp Company Common Shares held of record on March 9, 2011 by the signed shareholder(s) at the Annual Meeting of the shareholders to be held on April 28, 2011, or at any adjournment thereof, as designated on the reverse.
When properly executed, this proxy will be voted in the manner directed by the signed shareholder(s); if no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4.
PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
IMPORTANT NOTICE TO PARTICIPANTS IN THE GORMAN-RUPP COMPANY 401(k) PLAN
New York Life Trust Company, as Trustee of The Gorman-Rupp Company 401 (k) Plan, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by us as holder of record. We shall be pleased to vote your securities in accordance with your wishes if you will execute this form and return it to us promptly in the enclosed business reply envelope. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.
For this meeting, the extent of our authority to vote your securities in the absence of your instructions, as directed by The Gorman-Rupp Company 401 (k) Plan, is that securities for which no voting instructions have been given shall be voted in the same ratio as the ratio in which the total shares with respect to which timely directions were received were voted in such matters.
In order to ensure that your 401 (k) securities are voted as you wish, this proxy must be voted and received by 10:00 am, Eastern Time, April 26, 2011.
Continued and to be signed on reverse side